RESCISSION AGREEMENT

WHEREAS, effective as of March 29, 2012, FONU2 Inc., a Nevada corporation formerly known as “Zaldiva, Inc.” (the “Company”), and Mark Simpson, a resident of the State of Florida (the “Executive”) entered into an Executive Employment Agreement providing for the Executive to work as the Company’s Corporate Operating Officer for a period of one year;

WHEREAS, the Executive Employment Agreement provides for the Executive to receive a consulting fee of $120,000 per year, to be paid in equal periodic installments in accordance with the Company’s normal payroll procedures;

WHEREAS, the Executive Employment Agreement further provides for the Executive to receive insurance and retirement benefits to the extent that they are made available to the Company’s executive employees or senior management generally, as well as sick leave and two weeks’ paid vacation per calendar year (collectively, the “Benefits”);

WHEREAS, the Executive Employment Agreement further provides for the Company to pay the Executive’s reasonable expenses incurred in the course of performing his duties thereunder; and

WHEREAS, due to changed circumstances, the parties wish to rescind the  Executive Employment Agreement in its entirety, effective as of the date of execution of the Executive Employment Agreement;

NOW, THEREFORE, in consideration of the mutual promises and obligations set forth herein, the parties hereby agree as follows:

1.

Rescission of Executive Employment Agreement.  The Company and the Executive hereby rescind the Executive Employment Agreement in its entirety, effective as of the initial execution date thereof, such that the Executive Employment Agreement shall have no force or effect and shall create no rights or obligations whatsoever of one party against the other.

2.

No Claim Against the Company.  The Executive specifically acknowledges that he shall have no rights to any compensation or Benefits or to any reimbursement of expenses whatsoever under the Executive Employment Agreement, and hereby waives any and all claims against the Company in these regards.

3.

Governing Law.  This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida.

4.

Jurisdiction and Venue.  The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Broward County, Florida.  Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida, in Broward County or the U.S. District Court, Southern District of Florida, Broward Division.  Each party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court. Service of any court paper may be affected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

5.

Binding Effect.  All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executor, legal representative, heirs, successors and permitted assigns whether so expressed or not.

6.

Enforcement Costs.  If any civil action or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs and all expenses (including, without limitation, all such fees, costs and expenses incident to appellate, bankruptcy and post-judgment proceedings), incurred in that civil action or legal proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys’ fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, and all other charges billed by the attorney to the prevailing party.

7.

Counterparts.  This Agreement may be executed by the parties hereto in any number of counterparts, including by facsimile or electronic signature included in an Adobe PDF file, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  The execution of counterparts shall not be deemed to constitute delivery of this Agreement by a party until the other party has also executed and delivered his/its counterparts.

8.

Notices.  All notices, requests, demands, applications, services of process and other communications are required to be or may be given under this Agreement shall be deemed to have been duly given if sent by reputable overnight courier (such as FedEx) or personally delivered, or mailed via certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following address:

To the Company:

FONU2 INC.

331 East Commercial Blvd.

Ft. Lauderdale, Florida  33334

To Executive:

MARK SIMPSON

_________________________

_________________________

_________________________

or to such other address as any party shall furnish to the other by notice given in accordance with this Section.

9.

Headings.  This section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

10.

Construction.  All references in this Agreement to Articles, Sections, Subsections, Paragraphs, Subparagraphs, Schedules and Exhibits are to articles, sections, subsections, paragraphs, subparagraphs, schedules and exhibits in or to this Agreement, unless otherwise expressly specified.  The words “hereof”, “hereunder”, and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provisions of this Agreement.  The term “including” is not limiting and means “including without limitation”.  In the computation of periods of time from a specified date to another specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

11.

Counsel.  Each party acknowledges that he/it has carefully read all of the terms of this Agreement, that he/it has been represented by counsel of his/its choosing, that the terms have been fully explained to him/it and that he/it understands the consequences of each and every term.

12.

Entire Agreement; Modification.  This Agreement constitutes the entire understanding of the parties hereto regarding the subject matter hereof and supersedes any and all prior or contemporaneous representations or agreements, whether written or oral, between the parties regarding the subject matter hereof, and cannot be changed or modified unless in a writing signed by the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

FONU2 INC., a Nevada corporation

By:  /s/ Jeffrey M. Pollitt

Jeffrey M. Pollitt

MARK SIMPSON

//s Mark Simpson